Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Electronic Arts Inc.:

We consent to the incorporation by reference in this registration statement on Form S-3 of Electronic Arts Inc. of our reports dated May 23, 2008, with respect to the consolidated balance sheets of Electronic Arts Inc. and subsidiaries as of March 29, 2008 and March 31, 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 29, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 29, 2008, which reports appear in the March 29, 2008 annual report on Form 10-K of Electronic Arts Inc., and to the references to our firm under the heading “Experts” in this registration statement.

Our report dated May 23, 2008 contains an explanatory paragraph that states, as discussed in notes 10, 12 and 14 to the consolidated financial statements, the Company adopted FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, effective April 1, 2007 and the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, and the Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, effective April 2, 2006.

Our report dated May 23, 2008, on the effectiveness of internal control over financial reporting as of March 29, 2008, contains an explanatory paragraph that states in conducting the Company’s evaluation of the effectiveness of its internal control over financial reporting, management excluded the acquisition of VG Holding Corp., which was completed by the Company in January 2008. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of VG Holding Corp.

KPMG LLP

Mountain View, California

November 17, 2008